                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AGREEMENT NO. 1 TO EMPLOYMENT AGREEMENT, made as of the 8th day of May, 1995, by and between STAR GATE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Ray D. Wymer (the "Executive").

                                WITNESSETH:

     Whereas, the parties have entered into an Employment Agreement dated as of April 13, 1993 (the "Employment Agreement"); and

     Whereas the parties hereto wish to amend the Employment Agreement as set forth below:

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  AMENDMENT TO EMPLOYMENT AGREEMENT.

         (A) Section 2.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

         2.2 BONUS FOR FISCAL 1995. Executive shall be eligible to receive a bonus for fiscal 1995 as follows:

     (a) The target bonus shall be 100% of Executive's base salary for fiscal 1995. Executive shall be entitled to that bonus amount if the objectives set by the budget plan for Digi International Inc. (the "Budget Plan" or "Budget") for fiscal 1995 are met.

     (b) If some or all of the objectives of the Budget Plan are not met for fiscal 1995, the Board of Directors of Digi will determine in its discretion what portion, if any, of the target bonus amount will be paid to Executive for that year. If the objectives are exceeded for fiscal 1995, the Board may in its discretion award Executive a bonus that is larger than the target bonus.

     (c) The bonus for fiscal 1995 shall be paid to Executive on September 30, 1995 or as soon thereafter as the Company is able to determine whether the objectives have been met for that year.

         (B) Section 2.3 of the Employment Agreement is hereby amended in its entirety to read as follows:

         2.3 BONUSES BEGINNING IN FISCAL 1996. Beginning in fiscal 1996, if Digi International Inc. meets both net sales and after-tax earnings targets set by the Budget Plan by at least 80% for any fiscal year during which this Agreement is in effect, then Executive shall be eligible for the cash bonuses described below for such year. If the Digi International Inc. Budget Plan is less than 80% achieved for either net sales or after-tax earnings, neither bonus described below will be paid.

     (a) If the targets for Digi International Inc. are 100% achieved for both net sales and after-tax earnings, Executive shall be entitled

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          to a bonus equal to 50% of Executive's base salary. If the Digi
          International Inc. targets for both net sales and after-tax earnings are achieved by at least 80%, but for either measure by less than 100%, Executive will be entitled to a percentage of the foregoing bonus amount (i.e., 50% of Executive's base salary) equal to the smaller of the percentages of net sales or after-tax earnings that were achieved.

     (b) Provided that the Digi International Inc. targets are at least 80% achieved, Executive will also be entitled to an additional bonus (the "PMU Bonus") based upon targets for net sales and operating income for Digi International Inc.'s Multiuser Product Marketing Unit (the "Multiuser PMU").

     (c) If the Multiuser PMU targets for both net sales and operating income are 100% achieved, Executive will be entitled to a PMU
          Bonus equal to 50% of Executive's base salary. If the net sales and operating income targets for the Multiuser PMU are both achieved by at least 80%, but for either measure by less than 100%, Executive will be entitled to a prorated PMU Bonus as set forth below:

          (i) Three-fourths of the amount of the PMU Bonus will be contingent upon operating income. As a result, if the Multiuser PMU target for operating income is achieved by at least 80%, Executive will be entitled to a percentage of the amount which is contingent upon operating income (i.e., three-fourths of 50% of Executive's base salary) equal to the percentage
               (not exceeding 100%) by which the Multiuser PMU operating income was achieved.

          (ii) One quarter of the amount of PMU Bonus will be similarly contingent upon net sales. As a result, if the Multiuser PMU target for net sales is achieved by at least 80%, Executive will be entitled to a percentage of the amount which is contingent upon net sales (i.e., one quarter of 50% of Executive's base salary) equal to the percentage (not exceeding 100%) by which the Multiuser PMU target for net sales was achieved.

     (d) If some or all of the objectives of the Budget Plan are exceeded for a fiscal year, the Board of Directors of Digi may in its discretion award Executive a bonus that is larger than the target bonus.

     (e) The bonuses for each fiscal year shall be paid to Executive on September 30 of each year or as soon thereafter as the Company is able to determine whether the objectives have been met for that year.

     (f) The Board of Directors will consult with Executive before determining the Budget Plan and Multiuser PMU targets for each fiscal year. However, the Board will have authority to establish

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          the Budget Plan and Multiuser PMU targets for each year in its sole discretion.

          (C) References to "Budget," "Budget Plan" and "Company Budget Plan" in the remaining provisions of the Employment Agreement shall be deemed to be references to the budget plan for Digi International Inc., and the references to the "Company" in Section 3.2(iii) shall be deemed to be a reference to Digi International Inc.

     2. EFFECTIVE DATE. This Amendment No. 1 shall be effective from and after October 1, 1994.

     3. NO ADDITIONAL CHANGES. Except as expressly amended by this Amendment No. 1, the Employment Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

                                        STAR GATE TECHNOLOGIES, INC.





                                        By          Ray D. Wymer
                                           ----------------------------------
                                           Its        President
                                               ------------------------------


                                        EXECUTIVE


                                          /S/ Ray D. Wymer
                                        --------------------------------------
                                        Ray D. Wymer


ACKNOWLEDGED AND AGREED TO:

DIGI INTERNATIONAL INC.


By            /S/ Ervin F. Kamm
   ------------------------------------
   Its          President/CEO
       --------------------------------




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